UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 15, 2011

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing

On July 15, 2011, First Mariner Bancorp (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company that NASDAQ has determined not to approve the Company’s request for continued listing on the Nasdaq Capital Market.  This notification has no effect on the listing of the Company’s securities at this time.

On May 18, 2011, NASDAQ notified the Company that it did not meet the listing requirement to maintain a minimum of $2,500,000 in stockholders’ equity set forth in NASDAQ Listing Rule 5550(b)(1) (the “Listing Rule).  In addition, the Company did not meet the market value of listed securities or net income from continued operations alternatives of the Listing Rule.

On July 21, 2011, the Company requested a hearing in order to appeal NASDAQ’s delisting determination.  The hearing request will delay the delisting of the Company’s securities pending the decision of a NASDAQ Hearings Panel.  Hearings are generally scheduled to take place within 30-45 days of the date of the request.  Written decisions are issued within approximately 30 days of the date of the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: July 21, 2011	By:	/s/ Mark A. Keidel
Mark A. Keidel
President and Chief Operating Officer